UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005 (April 8, 2005)

LOWRANCE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15240	44-0624411
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

12000 East Skelly Drive, Tulsa, Oklahoma 74128
(Address of principal executive offices and zip code)

(918) 437-6881
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

      Ronald G. Weber, Executive Vice President of Engineering and Manufacturing, has entered into a Rule 10b5-1 trading plan (the “Plan”) to sell up to 29,895 shares of the Company’s common stock. Portions of the shares may be sold any time the stock achieves a certain prearranged minimum price per share and may take place beginning on April 30, 2005 and ending on October 30, 2005, unless sooner terminated. The Plan participant shall have no influence over the timing of any sales under the Plan, and there can be no assurance that the shares covered by the Plan actually will be sold. The Plan participant entered into the Plan in order to diversify his financial holdings upon the recommendation of his financial advisor.

      This Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy. A 10b5-1 plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information.

      The information contained in this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: April 8, 2005

LOWRANCE ELECTRONICS, INC.
By:	/s/ Douglas J. Townsdin
Douglas J. Townsdin
Vice President of Finance and Chief Financial Officer